UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 28, 2011
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Purchase Agreement
On February 28, 2011, Health Care REIT, Inc. (the “Company”) entered into a definitive purchase agreement (the “Purchase Agreement”) with FC-GEN Investment, LLC, a Delaware limited liability company (“FC-GEN”), and FC-GEN Operations Investment, LLC, a Delaware limited liability company (“OpCo”), to acquire 100% of the equity interests of FC-GEN Acquisition Holding, LLC, a Delaware limited liability company (“FC-GEN Acquisition Holding”) (the “Acquisition”). FC-GEN Acquisition Holding indirectly owns (1) 140 senior housing and care facilities (137 in fee simple and three pursuant to ground leases) and (2) the leasehold interests in and option to purchase seven senior housing and care facilities in 11 states in the Northeast and Mid-Atlantic operating under the name Genesis HealthCare. Prior to closing, FC-GEN Acquisition Holding will (a) contribute the assets, liabilities and equity interests relating to (i) the business of operating and managing senior housing and care facilities, (ii) joint venture entities and (iii) other ancillary businesses to OpCo, and then (b) distribute all of the equity interests of OpCo to FC-GEN. The purchase price for the equity interests of FC-GEN Acquisition Holding is $2.4 billion (subject to adjustment).
In addition, in conjunction with the Acquisition, the Company will have the option to acquire a 9.9% ownership interest in OpCo for a purchase price equal to $47 million (subject to certain adjustments) at any time during the initial 15-year term of the Master Lease (as defined below).
The Acquisition is subject to the fulfillment or waiver of various closing conditions, including, among other things, obtaining certain governmental and regulatory approvals and landlord consents, the absence of laws, regulations or orders of a governmental body prohibiting the Acquisition, the accuracy of the representations and warranties made by, and the absence of a material breach in the performance of covenants by, FC-GEN and the Company in the Purchase Agreement. The parties have also made customary representations, warranties and covenants in the Purchase Agreement, including among others, FC-GEN’s covenant not to solicit acquisition proposals or participate in discussions relating to an acquisition proposal.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
The Purchase Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Purchase Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or any of its subsidiaries or affiliates.
Master Lease
Immediately after the closing of the Acquisition, a subsidiary of the Company will enter into a master lease (the “Master Lease”) with Genesis Operations, LLC, a Delaware limited liability company (“Tenant”), under which Tenant will operate the 140 owned or ground leased facilities and will enter into a pass through master sub-sublease with an affiliate of Tenant under which such affiliate will operate the seven leased facilities. The Master Lease is supported by a guaranty from OpCo.
The initial term will be 15 years (the “Initial Term”). Tenant will have one option to renew for an additional term of 15 years. The renewal option is exercisable as to all facilities in the aggregate only.
The Master Lease will provide that the base rent for the first year will be $198 million, and will increase at least 1.75% but no more than 3.50% (subject to CPI changes) for each of the years two through six during the Initial Term and at least 1.50% but no more than 3.00% per year thereafter (subject to CPI changes).
Tenant and/or OpCo will be subject to certain financial covenants, including requirements to maintain a minimum payment coverage ratio, a minimum net worth, a minimum cash balance, a minimum current ratio and a maximum leverage ratio. Tenant will grant the Company the exclusive right and option to own any facilities that Tenant or its affiliates develop or acquire during the Initial Term.

The seven senior housing and care facilities leased by FC-GEN Acquisition Holding (the “Leased Facilities) are each subject to a fixed price purchase option (each an “Option”). Pursuant to the Acquisition, the benefit of the Options will be transferred to the Company. If the Company exercises an Option and acquires a Leased Facility (a “Purchased Facility”), the Purchased Facility will be leased to Tenant pursuant to the terms of the Master Lease.
The Master Lease will be structured so that Tenant will be responsible for all operating costs associated with the Facilities, including the payment of operating expenses, real estate taxes, insurance, building repairs and maintenance and all payments due under the three ground leases. Tenant will also provide indemnities against liabilities associated with the operation of the facilities.
The Company will have the right of first offer on the sale of any direct interest comprising less than a 20% ownership interest in OpCo, other than (1) a transfer between any direct or indirect owners thereof, or (2) transfers in connection with an initial public offering of OpCo.
Bridge Loan Facility
On February 28, 2011, the Company obtained a commitment from UBS Loan Finance LLC, UBS Securities LLC, as joint lead arranger, Bank of America, N.A., as co-syndication agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger, Barclays Bank PLC, as co-syndication agent, Barclays Capital Inc., as joint lead arranger, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., as joint lead arranger and co-documentation agent, JPMorgan Chase Bank, N.A., as co-syndication agent, J.P. Morgan Securities LLC, as joint lead arranger, Wells Fargo Bank, N.A., as co-documentation agent, Wells Fargo Securities, LLC, as joint lead arranger, KeyBank National Association, as senior managing agent, and KeyBanc Capital Markets Inc. to provide a bridge loan facility to the Company in an aggregate amount of up to $2.4 billion subject to the terms and conditions set forth therein. The $2.4 billion bridge loan facility is undrawn today, and the commitments thereunder are available until May 31, 2011. Proceeds from the borrowings under the $2.4 billion bridge loan facility, if made, will be used to fund all or part of the consideration for the Acquisition and to pay related fees and expenses.
Availability under the $2.4 billion bridge loan facility is subject to the satisfaction of certain conditions precedent including, but not limited to, (i) the absence of any continuing default or event of default, (ii) the accuracy of all representations and warranties customary for transactions of this type, (iii) receipt of a customary borrowing notice, and (iv) there being no legal bar to the lenders making the loan or the issuance. Loans outstanding under the bridge loan facility will bear interest at a rate per annum equal to LIBOR plus a margin ranging from 2.0% to 4.0%.
The Company’s obligations under the $2.4 billion bridge loan facility are senior unsecured obligations, ranking pari passu with other unsecured, unsubordinated general obligations of the Company.
Item 7.01 Regulation FD Disclosure.
On February 28, 2011, the Company issued a press release announcing the Acquisition. A copy of the Company’s press release is furnished as Exhibit 99.1 and is incorporated herein by reference.
All information in the press release is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporated it by reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Equity Purchase Agreement, dated as of February 28, 2011, by and among the Company, FC-GEN Investment, LLC and FC-GEN Operations Investment, LLC.

99.1	Press Release dated February 28, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.
By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman, Chief Executive Officer and President

Dated: February 28, 2011